News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

PROCTER & GAMBLE COMMENCES FOLGERS EXCHANGE OFFER

CINCINNATI, Oct. 8, 2008 - The Procter & Gamble Company (NYSE:PG) today announced that it has commenced an exchange offer for P&G common stock in connection with the previously announced merger of P&G’s Folgers coffee subsidiary with The J. M. Smucker Company  (NYSE:  SJM).  In the exchange offer, P&G shareholders have the option to exchange some, none or all of their shares of P&G common stock for shares of Folgers common stock.  Following the merger, each share of Folgers common stock will automatically convert into the right to receive one Smucker common share.  The Smucker common shares issued in the Folgers merger are expected to represent approximately 53.5 percent of the Smucker common shares that will be outstanding after the merger.

The exchange offer is designed to permit P&G shareholders to exchange their shares of P&G common stock for shares of Folgers common stock at a discount of 12 percent, with the price of Folgers common stock established by P&G as described below, subject to a limit of 1.7213 shares of Folgers common stock per share of P&G common stock.  P&G will determine the prices at which shares of P&G common stock and shares of Folgers common stock will be exchanged by reference to the simple arithmetic average of the daily volume-weighted average prices of shares of P&G common stock and Smucker common shares, respectively, on the New York Stock Exchange during a period of three consecutive trading days ending on and including the second trading day preceding the last day of the exchange offer.  The final exchange ratio showing the number of shares of Folgers common stock (which will immediately be converted, on a one for one basis, into the right to receive Smucker common shares) that P&G shareholders participating in the exchange offer will receive for each share of P&G common stock accepted for exchange will be announced by news release no later than 9:00 a.m., New York City time, on November 4, 2008 (unless the exchange offer is extended).

The exchange is expected to be tax-advantaged to P&G and P&G shareholders for U.S. federal income tax purposes.  The exchange offer will expire at 12:00 midnight, New York City time, on November 5, 2008, unless extended, and will immediately be followed by the closing of the merger of Folgers and the Smucker subsidiary.  The transactions are subject to customary closing conditions, including Smucker shareholder approval and a minimum tender condition.  As a result of the exchange offer, the number of outstanding shares of P&G common stock will be reduced.

P&G expects that approximately 63.1 million shares of Folgers common stock will be offered in exchange for shares of P&G common stock.  The exchange offer will be subject to proration if it is over-subscribed, and the number of shares of P&G common stock accepted in the exchange offer may be less than the number of shares of P&G common stock tendered.

If the exchange offer is consummated but not fully subscribed, P&G will distribute all of the shares of Folgers common stock it continues to own as a pro rata dividend to all P&G shareholders whose shares of P&G common stock remain outstanding and have not been accepted for exchange in the exchange offer.

Morgan Stanley & Co. Incorporated will serve as the dealer manager for the exchange offer.

About Procter & Gamble
Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Folgers®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Actonel®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 138,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

Forward-Looking Statements
All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete.  P&G assumes no obligation to update any forward-looking statement as a result of new information, future events or other factors.  Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from P&G’s expectations.  In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which P&G has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) P&G’s merger with The Gillette Company, and to achieve the cost and growth synergies in accordance with the stated goals of these transactions; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, intellectual property, and competition law matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including P&G’s outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt, interest rate and commodity cost exposures; (8) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in P&G’s significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (10) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (11) the ability to successfully manage increases in the prices of raw materials used to make P&G’s products; (12) the ability to stay close to consumers in an era of increased media fragmentation; (13) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (14) the ability to successfully separate P&G’s coffee business.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to P&G’s most recent 10-K, 10-Q and 8-K reports.

Additional Information
Smucker and Folgers have filed registration statements with the U. S. Securities and Exchange Commission (“SEC”) registering the shares of Folgers common stock and Smucker common shares to be issued to P&G shareholders in connection with the Folgers transaction. Smucker has also filed a definitive proxy statement with the SEC that has been sent to the shareholders of Smucker.  In connection with the exchange offer for the shares of common stock of Folgers, P&G filed on October 8, 2008 a tender offer statement with the SEC.  P&G shareholders are urged to read the prospectus included in the registration statements, the tender offer statement and any other relevant documents, because they contain important information about Smucker, Folgers and the proposed transaction. The proxy statement, prospectus, tender offer statement and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov.  The documents can also be obtained free of charge from P&G upon written request to The Procter and Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201-5572 or by calling (800) 742-6253, or from Smucker upon written request to The J. M. Smucker Company, Shareholder Relations, Strawberry Lane, Orrville, Ohio 44667 or by calling (330) 684-3838.

This communication is not a solicitation of a proxy from any security holder of Smucker and shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. However, P&G, Smucker and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of The J. M. Smucker Company may be found in its 2008 Annual Report on Form 10-K filed with the SEC on June 27, 2008, and its definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on July 14, 2008. Information about the directors and executive officers of The Procter & Gamble Company may be found in its 2008 Annual Report on Form 10-K filed with the SEC on August 29, 2008, and its definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on August 28, 2008.

#    #    #
P&G Media Contact:
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contacts:
Mark Erceg, 513.983.2414
John Chevalier, 513.983.9974